As filed with the U.S. Securities and Exchange Commission on April 4, 2025

Registration No. 333-282721

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOLARWINDOW TECHNOLOGIES, INC.
www.solarwindow.com
(Exact name of registrant as specified in its charter)

Nevada	3674	59-3509694
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code number)	Identification No.)

SolarWindow Technologies, Inc. 9375 E Shea Blvd., Suite 107B Scottsdale, Arizona 85260 (800) 213-0689
(Address and telephone number of principal executive offices)

Amit Singh President and Chief Executive Officer 9375 E Shea Blvd., Suite 107B Scottsdale, Arizona 85260 (800) 213-0689
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Joseph Sierchio, Esq.

Sierchio Law LLP

430 Park Avenue

Suite 702

New York, NY 10022

Telephone: (212) 246-3030

Email: joseph@sierchiolaw.com

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

SolarWindow Technologies, Inc., a Nevada corporation (the “Company”), filed a Registration Statement on Form S-1 (File No. 333-282721) on October 18, 2024, which was amended and which amendment to Form S-1 was filed on November 20, 2024 and declared effective on December 12, 2024 (the “Registration Statement”). Then, on March 27, 2025, the Company filed Post-Effective Amendment No. 1 to Form S-1 (the “POS AM No. 1”). The Company is filing this Post-Effective Amendment No. 2 to its POS AM as an exhibits-only filing to include the original signed version of the Consent of PKF O’Connor Davies, LLP. Accordingly, this amendment consists only of the cover page, this explanatory note, Item 16 of Part II of the POS AM No. 1, the signature page to the POS Am No. 1 and the filed exhibit. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS

Exhibit No.	Description of Exhibit

23.2*	Consent of PKF O’Connor Davies, LLP

______________

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, as of this 4th of April 2025.

SOLARWINDOW TECHNOLOGIES, INC.

By:	/s/ Amit Singh
Name:	Amit Singh
Title:	President and Chief Executive Officer
(Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer)

By:	/s/ Justin Frere
Name:	Justin Frere
Title:	Interim Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Date	Name	Title	Signature

April 4, 2025	Bob Levine	Director	*

April 4, 2025	Joseph Sierchio	Director	*

April 4, 2025	Timothy Bullinger	Director	*

* By: /S/ Amit Singh

Amit Singh, Attorney-in-fact